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                                      EXHIBIT 11

                                  CHIRON CORPORATION
                    STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
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                                                        THREE MONTHS ENDED             SIX MONTHS ENDED
                                                   --------------------------     -----------------------
                                                     JUNE 30,       JUNE 30,       JUNE 30,       JUNE 30,
                                                       1998           1997           1998           1997
                                                   -----------     ----------     ---------      --------
Earnings per share:

     Income from continuing operations
       available to common stockholders            $  25,387       $  14,813      $  14,536      $  31,188
                                                   ---------       ---------      ---------      ---------
                                                   ---------       ---------      ---------      ---------
     Basic income per share                        $    0.14       $    0.09      $    0.08      $    0.18
                                                   ---------       ---------      ---------      ---------
                                                   ---------       ---------      ---------      ---------

     Diluted income per share                      $    0.14       $    0.08      $    0.08      $    0.18
                                                   ---------       ---------      ---------      ---------
                                                   ---------       ---------      ---------      ---------

     Net income available to common
       stockholders                                $  25,387       $  15,742     $   79,868      $  31,078
                                                   ---------       ---------      ---------      ---------
                                                   ---------       ---------      ---------      ---------

     Basic income per share                        $    0.14       $    0.09      $    0.45      $    0.18
                                                   ---------       ---------      ---------      ---------
                                                   ---------       ---------      ---------      ---------

     Diluted income per share                      $    0.14       $    0.09      $    0.44      $    0.18
                                                   ---------       ---------      ---------      ---------
                                                   ---------       ---------      ---------      ---------

Shares used in earnings per share computations:

     Weighted-average common shares
       outstanding                                   177,308        172,996        176,725        172,270
     Effect of dilutive securities:
       Options and equivalents                         2,585          3,771          2,703          4,149
       Warrants                                          187            188            188            192
       Performance units                                   -             56              -             36
                                                   ---------       ---------      ---------      ---------

     Weighted-average common shares
       outstanding plus assumed conversions          180,080        177,011        179,616        176,647
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